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                                                                     Exhibit 5.1

                       KRONISH LIEB WIENER & HELLMAN LLP
                          1114 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10036

                                                                February 9, 2000

Digex, Incorporated
One Digex Plaza
Beltsville, Maryland 20705

Ladies and Gentlemen:

    We have acted as counsel to Digex, Incorporated, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-1 (File No. 333-94857), filed pursuant to the Securities Act of 1933, as amended, related to the proposed underwritten public offering (the "Offering") of 11,500,000 shares of its Class A Common Stock, par value $.01 per share (the "Shares"), of which 2,000,000 Shares will be offered by the Company and 9,500,000 Shares (including 1,500,000 Shares that may be so offered pursuant to an over-allotment option granted to the underwriters) will be offered by a selling stockholder.

    In that connection, we have reviewed the Certificate of Incorporation of the Company, as amended to date, filed as Exhibit 3.1 to the Registration
Statement, the Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement, resolutions of the Company's Board of Directors and such other documents and records as we have deemed appropriate.

    On the basis of such review, and having regard to legal considerations that we deem relevant, it is our opinion that:

    The Shares to be offered by the Company pursuant to the Offering, when issued and delivered upon payment therefor in accordance with the terms set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

    The Shares to be offered by the selling stockholder pursuant to the Offering, and any additional Shares offered by the selling stockholder which may be registered under the Securities Act pursuant to Rule 462(b) when issued upon conversion of the Class B Common Stock, par value $.01 per share, currently held by the selling stockholder, will be duly authorized, validly issued, fully paid and nonassessable.

    We are opining only as to matters involving the corporate laws of the State of Delaware and the federal laws of the United States.

    We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement and to use of this opinion as an exhibit to the Registration Statement and the incorporation by reference of this opinion in any Rule 462(b) registration statement filed in connection with the Offering.


                                    Very truly yours,


                                    /s/ Kronish Lieb Weiner & Hellman LLP